UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 11, 2007

ME PORTFOLIO MANAGEMENT LIMITED,
(as manager of SMHL Global Fund 2007-1)
(Exact Name of Registrant as Specified in its Charter)

Victoria, Australia
(State or Other Jurisdiction of Incorporation)

333-141696	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

Level 16, 360 Collins Street, Melbourne, VIC 3000, Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

011 613 9605 6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿳	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿳	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The consolidated financial statements of Australia and New Zealand Banking Group Limited and subsidiaries as of September 30, 2006 and 2005 and for each of the years then ended (the "ANZ Consolidated Financial Statements") included in, or as exhibits to, the Form 20-F filed by Australia and New Zealand Banking Group Limited with the Securities and Exchange Commission on January 8, 2007 are incorporated by reference in this Form 8-K and in the registration statement (No. 333-141696) on Form S-3 of the Registrant (the "Registration Statement") and the prospectus supplement relating to SMHL Global Fund 2007-1 (the "Prospectus Supplement").

In connection with the issuance of the notes, the Registrant is filing herewith the consent of KPMG to the use of their name under the heading "Experts" in the Prospectus Supplement and the Registration Statement and the incorporation by reference in the Registration Statement and the Prospectus Supplement of their report dated January 8, 2007 with respect to the ANZ Consolidated Financial Statements. The consent of KPMG is attached hereto as Exhibit 23.1.

Item 9.01	Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description
23.3	Consent of KPMG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf, as Manager for the SMHL Global Fund 2007-1, by the undersigned, hereunto duly authorized.

ME Portfolio Management Limited
(in its capacity as Manager for the
SMHL Global Fund 2007-1)
(Registrant)

Dated: May 11, 2007

By: /s/ Nicholas Vamvakas
Name: Nicholas Vamvakas
Title: General Manager - Financial
Markets

By: /s/ Paul Garvey
Name: Paul Garvey
Title: Manager - Capital Markets

INDEX OF EXHIBITS

Exhibit No.	Description
23.3	Consent of KPMG